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Exhibit 10.1

ASPEON, INC.

SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

        THIS SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (the "Agreement") is effective as of September 12, 2002, by and between Aspeon, Inc., a Delaware corporation (the "Company") and each investor listed on Schedule A attached hereto (each, an "Investor" and collectively, the "Investors").

RECITALS

A.
The Company is currently in need of funds to help finance its operations.

B.
The Investors are willing to advance funds to the Company in exchange for the issuance to them of certain secured convertible promissory notes evidencing the Company's obligation to repay the Investors' loans of the advanced funds.

NOW THEREFORE, the parties hereby agree as follows:

1.    Notes.

        1.1    The Notes.    Subject to the terms and conditions of this Agreement and the Security Agreement in the form attached to this Agreement as Exhibit A (the "Security Agreement"), the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, a Secured Convertible Promissory Note in the form attached to this Agreement as Exhibit B (individually a "Note" and collectively the "Notes") in the principal amount set forth opposite such Investor's name on Schedule A hereto. Each Note shall be convertible into shares of the Company's common stock ("Common Stock") pursuant to terms of the Note and shall be secured by the assets of the Company as described in such Note and the Security Agreement. The aggregate amount of the Notes shall not exceed $500,000.

        1.2    Closings.    The purchase and sale of the Notes (each a "Closing") will take place at the offices of the Company at 16832 Redhill Ave., Irvine, CA 92606, at such time as the parties shall mutually agree. The Company may sell additional Notes until November 30, 2002 to such persons as the board of directors of the Company may determine. Any such sale shall be upon the same terms and conditions as those contained herein, and such persons or entities shall become parties to this Agreement and shall have the rights and obligations of an Investor hereunder.

        1.3    Delivery.    At or shortly following the Closing, the Company will deliver to each Investor a Note, the original principal amount of which shall be in the amount indicated next to each Investor's name on Schedule A attached hereto.

2.    Representations and Warranties of the Company.    The Company hereby represents and warrants to each Investor as follows:

        2.1    Organization, Standing and Power.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as contemplated to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

        2.2    Authority and Enforceability.    The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Security Agreement and the Notes and to perform fully its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Security Agreement and the Notes and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement, the Security Agreement and the Notes have been duly executed and delivered by the Company, and, assuming this Agreement, the Security Agreement, and the Notes constitute valid and binding agreements of the other parties hereto, this Agreement, the Security Agreement, and the Notes constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

        2.3    Valid Issuance of Common Stock.    The Common Stock, when issued, sold and delivered in accordance with the terms of the Notes for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and based in part upon the representations of the Investors, will be issued in compliance with all applicable federal and state securities laws. The Company covenants to authorize (and if necessary create), maintain and reserve, a sufficient number of shares of Common Stock necessary upon conversion of the Notes.

        2.4    Consents.    No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement, the Security Agreement and the Notes and the issuance of the Common Stock, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.

        2.5    Subsidiaries.    Except as listed below, the Company does not presently own, have any investment in, or control, directly or indirectly, any Subsidiaries, associations or other business entities. The Company is not a participant in any joint venture or partnership.

  •
  CCI Group, Inc.

  •
  Posnet Computers, Inc.

  •
  Aspeon Systems International Pte Ltd

  •
  Aspeon Systems Australia Pty Limited

  •
  Dynamic Technologies, Inc.

  •
  Restaurant Consulting Services, Inc.

  •
  SB Holdings, Inc.

  •
  Aspeon Solutions, Inc.

        2.6    Litigation.    Except as listed in Exhibit C there is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company which might result in a material adverse change to the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

        2.7    Full Disclosure.    The Company has fully provided the Investors with all the information in possession of the Company which the Investors have requested for deciding whether to enter into this Agreement, the Security Agreement and the Notes and all information which the Company believe is reasonably necessary to enable the Investors to make such decision. The representations and warranties of the Company contained in this Agreement, the Security Agreement, the Notes, certificates and other documents made or delivered in connection herewith, taken as a whole do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein or herein in view of the circumstances under which they were made not misleading.

3.    Representations and Warranties of Each Investor.    Each Investor hereby represents and warrants severally, and not jointly, that:

        3.1    Authorization.    Each Investor has full power and authority to enter into this Agreement, the Security Agreement and the Note (collectively, the "Bridge Agreements"), and that the Bridge Agreements constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms.

        3.2    Purchase Entirely for Own Account.    The Notes and the Common Stock issuable upon conversion of the Notes (collectively, the "Securities") will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person. The Investor has full power and authority to enter into this Agreement.

        3.3    Disclosure of Information.    The Investor believes it has received all of the information it considers necessary or appropriate for deciding whether to purchase the Note. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and sale of the Note.

        3.4    Investment Experience and Financial Risk.    The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself and bear the economic risks of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Note. The Investor has not been organized for the purpose of acquiring the Securities.

        3.5    Accredited Investor.    The Investor is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

        3.6    Restricted Securities.    The Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. In this connection, the Investor is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

        3.7    Further Limitations on Disposition.    Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Securities (other than the valid exercise or conversion thereof in accordance with their respective terms) unless and until:

        (a)  There is then in effect a Registration Statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such Registration Statement; or

        (b)  (i)  The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act or registration or qualification under any applicable state securities laws.

        (c)  Notwithstanding the foregoing, no investment representation letter or opinion of counsel shall be required for any transfer of any Securities (i) in compliance with Rule 144 or Rule 144A of the Securities Act, (ii) by gift, will or intestate succession by such holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing or (iii) to a partner or member of an Investor that is a partnership or Limited Liability Company; provided, that in each of the foregoing cases, the transferee agrees in writing, in a form acceptable to the Company, to be subject to the terms of this Agreement. In addition, if the holder of any Securities delivers to the Company an unqualified opinion of counsel that no subsequent transfer of such Securities shall require registration under the Securities Act, the Company shall, upon such contemplated transfer, promptly deliver new documents/certificates for such Securities that do not bear the legend set forth in Section 3.8(a) hereof.

        3.8    Legends.    It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

        (a)  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

        (b)  Any legend required by the laws of the State of California or any other applicable state, including any legend required by the California Department of Corporations.

        4.    Pari Passu with All Notes.    Each Note shall rank equally without preference or priority of any kind with each of the Notes issued by the Company to the Investors hereunder. All payments on account of principal and interest with respect to the Notes shall be applied ratably and proportionately on each such Note on the basis of the original principal amount of outstanding indebtedness represented by such Note.

5.    Conditions to Closing.

        5.1    Conditions of Each Investor's Obligations at Closing.    The obligations of each Investor at the Closing are subject to the fulfillment, on or prior to the date of the Closing, of each of the following conditions, any of which may be waived in whole or in part by Investors, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

        (a)  The representations and warranties made by the Company in Section 2 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date;

        (b)  The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of Closing;

        (c)  Except for the notices required or permitted to be filed after the date of Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes; and

        (d)  At the Closing, the sale and issuance by the Company, and the purchase by each Investor, of the Note shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

        5.2    Conditions to Obligations of the Company.    The Company's obligation to issue and sell the Notes at the Closing is subject to the fulfillment, to the Company's satisfaction, on or prior to the date of the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

        (a)  The representations and warranties made by the Investors in Section 3 shall be true and correct when made, and shall be true and correct on the date of Closing with the same force and effect as if they had been made on and as of the same date;

        (b)  Except for any notices required or permitted to be filed after the date of Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Securities; and

        (c)  At the Closing, the sale and issuance by the Company, and the purchase by each Investor, of his/her/its Note shall be legally permitted by all laws and regulations to which such Investor and/or the Company are subject.

6.    Covenants of the Company.

        6.1    Sale of Assets.    Without the approval of the Investors holding a majority of the aggregate principal amount of the then outstanding Notes, the Company shall not sell or dispose any of its assets, other than in the ordinary course of business.

        6.2    Board of Directors.    Promptly after the Closing, the Board of Directors of the Company shall consist of the following persons: Jay Kear, Richard Stack, and Horace Hertz.

        6.3    Registration of Common Stock.    In the event that the Company files a registration statement for any shares of its capital stock, the Company shall include the shares of Common Stock covered under this Agreement in the registration statement.

7.    Indemnity.    Each party (an "Indemnifying Party") agrees to defend, indemnify and hold harmless the other party, its shareholders, directors, officers, employees, agents, attorneys, parent companies, subsidiaries and affiliates (each, an "Indemnified Party"), harmless from and against any and all claims, liabilities, judgments, penalties, taxes, costs and expenses (including reasonable attorney fees and costs) arising out of or related to the Indemnifying Party's breach of this Agreement or any of its representations, warranties, covenants or undertakings hereunder. The Indemnified Party shall promptly notify the Indemnifying Party of any action commenced on such a claim and the Indemnifying Party shall assume the defense thereof. The Indemnified Party shall have the right at all times, in its sole discretion, to retain or assume control of the defense of any such claim. The Indemnifying Party shall not settle any claim unless it has received consent in writing from the Indemnified Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, each party shall only indemnify and hold harmless the other party to the extent that a claim is based on the action or omission of the Indemnifying Party.

8.    Miscellaneous.

        8.1    Waivers and Amendments.    Any provision of this Agreement may be amended, waived or modified (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), upon the written consent of the Company and of the Investors holding a majority of the aggregate principal amount of the then outstanding Notes.

        8.2    Governing Law.    This Agreement and the Notes shall be governed by and construed in accordance with California law, without regard to the conflict of laws provisions thereof.

        8.3    Survival.    The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Investor and the Closing of the transactions contemplated hereby, including the provisions of Section 7.

        8.4    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        8.5    Entire Agreement.    This Agreement (including the exhibits attached hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

        8.6    Notices, etc.    All notices and other communications required or permitted hereunder shall be in writing and shall be either mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier or sent via facsimile, addressed (a) if to an Investor, as indicated on the signature page hereto, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at the address set forth on the signature page hereto, or at such other address as the Company shall have furnished to each Investor in writing. All such notices and other written communications shall be effective (i) if mailed, three (3) business days after mailing, (ii) if delivered, upon delivery, (iii) if sent by nationally recognized overnight delivery courier, one (1) business day after deposit with such courier and (iv) if sent by facsimile, upon confirmation of receipt printed/obtained from the transmitting machine.

        8.7    Severability of this Agreement.    If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        8.8    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

        8.9    Expenses.    Each party shall pay its own respective expenses, regardless of whether the transaction is consummated.

        8.10    Facsimile Signatures.    This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile will be deemed to have the same effect as if the original signature had been delivered to the other party.

        8.11    Further Assurances.    The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        8.12    Attorneys' Fees.    In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys, which shall include, without limitation, all fees, costs and expenses of appeals, as well as costs of collection.

        IN WITNESS WHEREOF, the parties have caused this Secured Convertible Promissory Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

ASPEON, INC.
By:	/s/ DONALD W. RUTHERFORD
Donald W. Rutherford Chief Financial Officer

INVESTORS:

[Investor]

By:	/s/ RICHARD STACK Richard Stack
By:	/s/ KEN KADLEC Ken Kadlec
By:	/s/ HORACE HERTZ Horace Hertz

[Investors' signatures to follow.]

SCHEDULE A
LIST OF INVESTORS

Name	Amount
FIRST CLOSING:
Richard Stack	$125,000
Kenneth Kadlec	$50,000
Horace Hertz	$75,000
Total:	$250,000.00
SECOND CLOSING:
Total:	$250,000.00

EXHIBIT A

SECURITY AGREEMENT

EXHIBIT B

SECURED CONVERTIBLE PROMISSORY NOTE

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ASPEON, INC. SECURED CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT
RECITALS
SCHEDULE A LIST OF INVESTORS
EXHIBIT A
SECURITY AGREEMENT
EXHIBIT B SECURED CONVERTIBLE PROMISSORY NOTE